UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2016 (June 2, 2016)

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16095 (Commission File Number)	23-2229683 (IRS Employer Identification No.)

151 Farmington Avenue, Hartford, CT (Address of principal executive offices)		06156 (Zip Code)

Registrant's telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2016, Aetna Inc. (the “Company”) executed a Pricing Agreement (the “Pricing Agreement”) with Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters named in Schedule I thereto (together, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its floating rate senior notes due December 8, 2017 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its 1.700% senior notes due June 7, 2018 (the “2018 Notes”), $1,650,000,000 aggregate principal amount of its 1.900% senior notes due June 7, 2019 (the “2019 Notes”), $1,850,000,000 aggregate principal amount of its 2.400% senior notes due June 15, 2021 (the “2021 Notes”), $1,300,000,000 aggregate principal amount of its 2.800% senior notes due June 15, 2023 (the “2023 Notes”), $2,800,000,000 aggregate principal amount of its 3.200% senior notes due June 15, 2026 (the “2026 Notes”), $1,500,000,000 aggregate principal amount of its 4.250% senior notes due June 15, 2036 (the “2036 Notes”) and $2,400,000,000 aggregate principal amount of its 4.375% senior notes due June 15, 2046 (the “2046 Notes” and, collectively, the “Senior Notes”). The Pricing Agreement incorporated by reference the terms of an Underwriting Agreement (the “Underwriting Agreement”) of the Company dated as of May 1, 2012. The sale of the Senior Notes was registered with the Securities and Exchange Commission in a Registration Statement on Form S-3 (File No. 333-200647) (the “Registration Statement”). The Senior Notes were offered pursuant to a prospectus dated December 1, 2014 and a prospectus supplement dated June 2, 2016. The issuance of the Senior Notes is scheduled to close on June 9, 2016.

On July 2, 2015, the Company entered into a definitive agreement (as it may be amended, the “merger agreement”) to acquire Humana Inc. (“Humana”) in a merger transaction (the “merger”). The Company intends to use the net proceeds of this offering, together with cash on hand at the Company and Humana, and an approximately $3.2 billion term loan that it expects to borrow at the time the merger is completed, to fund the cash portion of the purchase price of the merger. If the merger is not completed, the Company intends to use the net proceeds of the offering of the Floating Rate Notes, the 2018 Notes and the 2023 Notes for general corporate purposes, including the possible payment of a termination fee under the merger agreement and repayment of a portion of the 2019 Notes, the 2021 Notes, the 2026 Notes, the 2036 Notes and the 2046 Notes.

The Underwriting Agreement, which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 4, 2012, and the Pricing Agreement, which is filed as Exhibit 1.1 to this Current Report, are each incorporated by reference herein in response to this Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report:

1.1	Pricing Agreement among Aetna Inc. and Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto, dated June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016

Aetna Inc.

By:	/s/ Sharon A. Virag
	Name:	Sharon A. Virag
	Title:	Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

1.1	Pricing Agreement among Aetna Inc. and Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto, dated June 2, 2016